Exhibit 8.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Fred. Roeskestraat 100 1076 ED AMSTERDAM the Netherlands
INTERNET	www.loyensloeff.com

To:

New Business Netherlands N.V.

Via Abetone Inferiore n. 4

I-41053 Maranello

ITALY

RE	Dutch tax opinion – New Business Netherlands N.V. – Initial public offering of Shares – Form F-1 Filing

REFERENCE           19800114

Amsterdam, 9 October 2015

Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch tax law to the Company (as defined below) in connection with, amongst other things, the registration of the Shares (as defined below) in accordance with the Registration Statement (as defined below).

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Registration Statement and in the Schedules to this opinion letter.

2.2	In this opinion letter:

Company means New Business Netherlands N.V., a public company with limited liability duly incorporated and existing under the laws of the Netherlands, registered with the Dutch Trade Register under number 57991561.

Registration Statement means the final draft dated 9 October 2015 of the registration statement on Form F-1 to be filed by the Company with the SEC under the Securities Act.

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

Shares means the common shares, nominal value € 0,01 per share, and the special voting shares, nominal value € 0,01 per share, as defined in the Registration Statement.

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent.

AMSTERDAM     •     ARNHEM     •     BRUSSELS     •     LUXEMBOURG     •     ROTTERDAM     •     DUBAI    •     HONG KONG     •     LONDON     •     NEW YORK     •     PARIS     •     SINGAPORE     •     TOKYO     •     ZURICH

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3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copy of the Registration Statement, except for the part in the Registration Statement under the caption “Tax Consequences—Material Netherlands Tax Consequences”.

4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch tax law as it stands on the date of this opinion letter, excluding unpublished case law. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact.

4.3	In this opinion letter Dutch concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. The meaning to be attributed to such concepts shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5	This opinion letter refers to the date hereof. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6	This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions). On the basis of these assumptions and subject to any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Registration Statement

The statements contained in the Registration Statement under the caption “Tax Consequences—Material Netherlands Tax Consequences” constitute our opinion and are true and accurate and provide a fair and complete summary of the principle material Dutch tax consequences of acquiring, owning and selling of Shares.

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6	ADDRESSEES

6.1	This opinion letter is addressed to you in relation to and as an exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Registration Statement.

6.2	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading “Tax Consequences—Material Netherlands Tax Consequences” in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
/s/ Loyens & Loeff N.V.

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Schedule 1

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The Registration Statement has been or will have been filed with the SEC and declared effective pursuant to the Securities Act.

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